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                                                                  Exhibit (k)(1)

EATON VANCE CREDIT OPPORTUNITIES FUND
EATON VANCE TAX-MANAGED BUY-WRITE RESEARCH FUND

The Eaton Vance Building
255 State Street
Boston, MA 02109
(617) 482-8260

                                                                October 17, 2005

PFPC Inc.
4400 Computer Drive
Westborough, MA 01581-5120
Attn: President

     Re:  Eaton Vance Credit Opportunities Fund
          Eaton Vance Tax-Managed Buy-Write Research Fund

Dear Sirs:

Please be advised that, pursuant to Trustee action taken on October 17, 2005, your firm was appointed transfer and dividend disbursing agent for Eaton Vance Credit Opportunities Fund and Eaton Vance Tax-Managed Buy-Write Research Fund. Accordingly, pursuant to Sections 10(e) and 12(a) of that certain Amended and Restated Transfer Agency and Services Agreement dated as of June 16, 2005, by and between PFPC Inc. and each of the various Eaton Vance Funds listed on
Exhibit 1 thereto (the "Agreement"), you are hereby notified that Eaton Vance Credit Opportunities Fund and Eaton Vance Tax-Managed Buy-Write Research Fund have been added as a party to the Agreement and that Exhibit 1 and Schedule B to the Agreement (as attached hereto) are hereby restated in their entirety.

Eaton Vance Credit Opportunities Fund


By: /s/ Scott H. Page
    ---------------------------------
    Scott H. Page
    President


Eaton Vance Tax-Managed Buy-Write
Research Fund


By: /s/ Duncan W. Richardson
    ---------------------------------
    Duncan W. Richardson
    President


Accepted and Acknowledged:

PFPC Inc.


By: /s/ Michael G. McCarthy
    ---------------------------------
    Michael G. McCarthy
    Authorized Officer

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                                                                       EXHIBIT 1

                                  LIST OF FUNDS
                            RESTATED OCTOBER 17, 2005

Eaton Vance California Municipal Income Trust
Eaton Vance Enhanced Equity Income Fund
Eaton Vance Enhanced Equity Income Fund II
Eaton Vance Global Enhanced Equity Income Fund
Eaton Vance Floating-Rate Income Trust
Eaton Vance Florida Municpal Income Trust
Eaton Vance Insured California Municipal Bond Fund
Eaton Vance Insured California Municipal Bond Fund II
Eaton Vance Insured Florida Municipal Bond Fund
Eaton Vance Insured Massachusetts Municipal Bond Fund
Eaton Vance Insured Michigan Municipal Bond Fund
Eaton Vance Insured Municipal Bond Fund
Eaton Vance Insured Municipal Bond Fund II
Eaton Vance Insured New Jersey Municipal Bond Fund
Eaton Vance Insured New York Municipal Bond Fund
Eaton Vance Insured New York Municipal Bond Fund II
Eaton Vance Insured Ohio Municipal Bond Fund
Eaton Vance Insured Pennsylvania Municipal Bond Fund
Eaton Vance Limited Duration Income Fund
Eaton Vance Massachusetts Municipal Income Trust
Eaton Vance Michigan Municipal Income Trust
Eaton Vance Municipal Income Trust
Eaton Vance New Jersey Municipal Income Trust
Eaton Vance New York Municipal Income Trust
Eaton Vance Ohio Municipal Income Trust
Eaton Vance Pennsylvania Municipal Income Trust
Eaton Vance Senior Floating-Rate Trust Eaton Vance Senior Income Trust Eaton Vance Short Duration Diversified Income Fund
Eaton Vance Tax-Advantaged Dividend Income Fund
Eaton Vance Tax-Advantaged Global Dividend Income Fund
Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund
Eaton Vance Tax-Managed Buy-Write Income Fund
Eaton Vance Tax-Managed Buy-Write Opportunities Fund
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund
Eaton Vance Credit Opportunities Fund
Eaton Vance Tax-Managed Buy-Write Research Fund

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                                   SCHEDULE B
                            RESTATED OCTOBER 17, 2005

                                  FEE SCHEDULE

1. INITIAL PUBLIC OFFERING FEES

     IPO Project Administration Fee: $3,000 per Fund

     IPO Project Administration Fee covers:

          Issuance of up to 1,000 certificates - Issuance of certificates in excess of 1,000 to be billed at $2.00 per certificate

          Administration coordination with IPO client, underwriter and legal representatives

          Attendance at closing (out of pocket expenses associated with such attendance will be billed as incurred)

          Set-up, testing and implementation of electronic settlement and delivery of shares through The Depository Trust Company

2. OVER-ALLOTMENT FEE: $1,000 per Fund

          Applies in the event that the underwriters elect to exercise an over-allotment option which requires a second closing

3. STANDARD SERVICE FEE:

     (a) The following standard service fees shall apply with respect to the shares offered by:

     Eaton Vance Insured Municipal Bond Fund;
     Eaton Vance Insured California Municipal Bond Fund;
     Eaton Vance Insured New York Municipal Bond Fund;
     Eaton Vance Limited Duration Income Fund;
     Eaton Vance Enhanced Equity Income Fund;
     Eaton Vance Enhanced Equity Income Fund II;
     Eaton Vance Floating-Rate Income Trust;
     Eaton Vance Senior Floating-Rate Trust;
     Eaton Vance Senior Income Trust;
     Eaton Vance Short Duration Diversified Income Fund;
     Eaton Vance Tax-Advantaged Dividend Income Fund;
     Eaton Vance Tax-Advantaged Global Dividend Income Fund;
     Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund; Eaton Vance Global Enhanced Equity Income Fund;
     Eaton Vance Tax-Managed Buy-Write Income Fund;
     Eaton Vance Tax-Managed Buy-Write Opportunities Fund;
     Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund;
     Eaton Vance Credit Opportunities Fund; and
     Eaton Vance Tax-Managed Buy-Write Research Fund.

     Annual Service Fee:  $15.00 Per Account
     Monthly Minimum Fee: $5,000.00

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     (b)  The following standard service fees shall apply with respect to the shares offered by:

     Eaton Vance Municipal Income Trust;
     Eaton Vance California Municipal Income Trust;
     Eaton Vance Florida Municipal Income Trust;
     Eaton Vance Massachusetts Municipal Income Trust;
     Eaton Vance Michigan Municipal Income Trust;
     Eaton Vance New Jersey Municipal Income Trust;
     Eaton Vance New York Municipal Income Trust;
     Eaton Vance Ohio Municipal Income Trust; and
     Eaton Vance Pennsylvania Municipal Income Trust.

     Each Fund shall pay 9 basis points annually on the average daily net assets, paid monthly, in arrears, with respect to the shares offered by the Fund.

     (c) The following standard service fees shall apply with respect to the shares offered by:

     Eaton Vance Insured Municipal Bond Fund II;
     Eaton Vance Insured California Municipal Bond Fund II;
     Eaton Vance Insured Florida Municipal Bond Fund;
     Eaton Vance Insured Massachusetts Municipal Bond Fund;
     Eaton Vance Insured Michigan Municipal Bond Fund;
     Eaton Vance Insured New Jersey Municipal Bond Fund;
     Eaton Vance Insured New York Municipal Bond Fund II;
     Eaton Vance Insured Ohio Municipal Bond Fund; and
     Eaton Vance Insured Pennsylvania Municipal Bond Fund.

     Each Fund shall pay 7.5 basis points annually on the average daily net assets, paid monthly, in arrears, with respect to the shares offered by the Fund.

     After the one year anniversary of the effective date of this Agreement, PFPC may adjust the above fees once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) -- (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Fund's monthly fees (or the Effective Date absent a prior such adjustment).